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                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



North American Technologies
Group, Inc.
Houston, Texas


We hereby consent to the incorporation by reference in Registration Statement No. 333-26347 on Form S-3 and Registration Statement No. 333-01141 and 333-16549 on Form S-8 of our report dated March 2, 2001, relating to the consolidated financial statements of North American Technologies Group, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.
Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.



                                            BDO Seidman, LLP






Houston, Texas
March 29, 2001


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